Exhibit 4.5

E*TRADE Financial Corporation

as Issuer

and

The Bank of New York Mellon Trust Company, N.A.

as Trustee

Indenture

Dated as of

TABLE OF CONTENTS

		PAGE
	ARTICLE I
	DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	1
Section 1.02	Incorporation by Reference of Trust Indenture Act	8
Section 1.03	Rules of Construction	8

	ARTICLE II
	THE SECURITIES

Section 2.01	Forms Generally and Dating	9
Section 2.02	Amount Unlimited, Issuable in Series	10
Section 2.03	Execution and Authentication	11
Section 2.04	Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust	12
Section 2.05	Replacement Securities	13
Section 2.06	Outstanding Securities	13
Section 2.07	Temporary Securities	14
Section 2.08	Cancellation	15
Section 2.09	CUSIP and CINS Numbers	15
Section 2.10	Registration, Transfer and Exchange	15
Section 2.11	Restrictions on Transfer and Exchange	18
Section 2.12	Issuance of Additional Securities	18

	ARTICLE III
	REDEMPTION

Section 3.01	Optional Redemption	19
Section 3.02	Repurchase at the Option of the Holder	19

	ARTICLE IV
	COVENANTS

Section 4.01	Payment of Securities	19
Section 4.02	Maintenance of Office or Agency	20
Section 4.03	SEC Reports and Reports to Holders	20
Section 4.04	Compliance Certificate	20
Section 4.05	Waiver of Stay, Extension or Usury Laws	21

	ARTICLE V
	CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01	Consolidation, Merger and Sale of Assets	21
Section 5.02	Successor Substituted	22

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INDENTURE, dated as of                      , between E*TRADE Financial Corporation, a Delaware corporation, as the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (each as more fully set forth in Section 1.01).

RECITALS

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured subordinated debt securities in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof;

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

WHEREAS, this Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act” or “TIA”) that are required to be a part of and govern indentures qualified under the Trust Indenture Act; and

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the Holders (as defined below) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

“act” has the meaning assigned to such term in Section 10.02(b)(1).

“Additional Securities” means any Securities issued under this Indenture pursuant to Section 2.12.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means the Authenticating Agent or Paying Agent, as applicable.

“Agent Member” means a member of, or a participant in, the Depositary.

“Authenticating Agent” means an authenticating agent with respect to any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.04.

“Bank Regulated Subsidiary” means (a) ETB Holdings, Inc. (provided that such Person is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such Person mean, or include, the Company), (b) any direct or indirect insured depository institution subsidiary of the Company that is regulated by foreign, federal or state banking regulators, including without limitation, the Board of Governors, the OCC and the FDIC, or (c) any subsidiary of a Bank Regulated Subsidiary all of the common equity interests of which are owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors, or any other group performing comparable functions.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America, together with its constituent banks and agencies.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker Dealer Regulated Subsidiary” means any direct or indirect subsidiary of the Company that is registered as a broker dealer pursuant to Section 15 of the Exchange Act (as in effect from time to time) or that is regulated as a broker dealer or underwriter under any foreign securities law.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City (or such other place of payment as may be subsequently specified by the Company) are authorized or obligated by law or executive order to close.

“Certificated Security” means a Security in registered individual form without interest coupons.

“Commission” means the Securities and Exchange Commission.

“Company” or “Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Securities pursuant to Article V.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of this Indenture is located at 500 Ross St., 12th Floor, Pittsburgh, PA 15262, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means, with respect to any series of Securities, any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to a series of Securities represented by one or more Global Securities, the depositary of such series, which will initially be DTC.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit A.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness” means:

(1)    secured indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Indenture); and

(2)    with respect to any Regulated Subsidiaries:

(A)    indebtedness or other obligations arising from products and services offered by Bank Regulated Subsidiaries, Broker Dealer Regulated Subsidiaries or Insurance Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit, customer activities and clearing and clearing-related activities (including, in each case, indebtedness to finance such activities);

(B)    indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities, customer activities, clearing and clearing-related activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary (including, in each case, indebtedness to finance such activities); and

(C)    advances from a Federal Home Loan Bank, a Federal Reserve Bank, Fannie Mae or another institution similar to any of the foregoing, repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls and federal funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

provided, for the avoidance of doubt, any amounts drawn and outstanding pursuant to that certain Revolving Credit Agreement, dated as of June 23, 2017 and as amended, supplemented, modified or amended and restated from time to time, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall be deemed to not be Excluded Indebtedness.

“FDIC” means the Federal Deposit Insurance Corporation.

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Security” means a Security in registered global form without interest coupons.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, exchange, clearing house, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Holder” or “Securityholder” means the registered holder of any Security.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Insurance Regulated Subsidiary” means any direct or indirect subsidiary of the Company that conducts an insurance business such that it is regulated by any supervisory agency, state insurance department or other state, federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security, in a Board Resolution and set forth in an Officers’ Certificate, or in a indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any of its subsidiaries), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“Issue Date” means, with respect to a series of Securities, the date on which Securities of such series are originally issued.

“OCC” means the United States Office of the Comptroller of the Currency.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company by any two of the following officers of the Company: the chairman of the Board of Directors, the chief executive officer, the chief financial officer, any president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Opinion of Counsel” means a written opinion of legal counsel who may be an employee of, or outside counsel to, the Company.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Original Securities” means the Securities of a series issued on the applicable Issue Date and any Securities issued in replacement thereof pursuant to the terms of this Indenture or any supplement thereto.

“outstanding,” with respect to any Security, has the meaning set forth in Section 2.06.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of a series of Securities.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“protected purchaser” has the meaning assigned to such term in Section 2.05.

“Register” has the meaning assigned to such term in Section 2.10(a).

“Registrar” means a Person engaged to maintain the Register with respect to a series of Securities.

“Regular Record Date” for the interest payable on any Interest Payment Date (except a date for payment of overdue interest) shall mean the date specified as such in the Securities of any particular series, or, if no such date is so specified, if such Interest Payment Date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such Interest Payment Date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other direct or indirect subsidiary of the Company subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable Governmental Authorities.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning assigned to such term in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Senior Indebtedness” of a Person means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:

(1)    all of the indebtedness of that Person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (A) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (B) existing on property at the time that Person acquires it;

(2)    all of the indebtedness of that Person evidenced by notes, debentures, bonds or other securities sold by that Person for money;

(3)    all of the lease obligations which are capitalized on the books of that Person in accordance with GAAP;

(4)    all indebtedness of others of the kinds described in either of the preceding clauses (1) or (2) above and all lease obligations of others of the kind described in the preceding clause (3) above that the Person, in any manner, assumes or guarantees or that the Person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise;

(5)    all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (1), (2) and (4) and all renewals or extensions of leases of the kinds described in either of the preceding clauses (3) or (4) above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Securities.

“Significant Subsidiary” means, at any time, any direct or indirect subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, promulgated by the Commission pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date of this Indenture, determined based upon the Company’s most recent consolidated financial statements for the most recently completed fiscal year as set forth in the Company’s Annual Report on Form 10-K filed with the Commission.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees (or members of any other equivalent governing board thereof) thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof.

“Surviving Entity” has the meaning set forth in Section 5.01.

“Temporary Securities” has the meaning set forth in Section 2.07.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article VII.

“Trust Indenture Act” or “TIA” has the meaning assigned to such term in the third recital of this Indenture.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the applicable series of Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Section 1.02    Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, or TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities to be issued from time to time under this Indenture;

“indenture security holder” means a Holder or a Securityholder with respect to a series of such Securities;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on indenture securities means the Company or any other obligor on the applicable series of Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03    Rules of Construction. Unless the context otherwise requires:

(i)    a term has the meaning assigned to it;

(ii)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)    “or” is not exclusive;

(iv)    words in the singular include the plural, and words in the plural include the singular;

(v)    provisions apply to successive events and transactions;

(vi)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)    all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

(viii)    all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE II

THE SECURITIES

Section 2.01    Forms Generally and Dating. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officer executing such Securities, as evidenced by such Officer’s execution of the Securities. Each Security will be dated the date of its authentication. The Securities shall be issuable only in registered form without coupons.

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

, as Trustee

Date:	By:
Authorized Signatory

Section 2.02    Amount Unlimited, Issuable in Series.

Subject to compliance with this Section 2.02 and any other term or condition of this Indenture, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)    the title of the Securities of the series including CUSIP numbers, if available (which shall distinguish the Securities of the series from all other Securities);

(b)    any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.05, Section 2.07, Section 2.10 or upon partial redemption or repurchase of a Security if such Security is subject to redemption as set forth in Article III);

(c)    the date or dates on which the principal of the Securities of the series is payable;

(d)    the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates;

(e)    the right, if any, to extend the interest payment periods and the duration of such extension;

(f)    the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 4.02);

(g)    the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(h)    the obligation, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i)    if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j)    the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or recoverable pursuant to Section 6.06;

(k)    whether the Securities are issuable under Rule 144A, Regulation S or any other exemption under the Securities Act and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

(l)    any and all other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of Securities in that series;

(m)    whether the Securities are issuable as Global Securities and, in such case, the identity of the Depositary for such series;

(n)    any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the Securities of the series;

(o)    any provisions granting special rights to Holders when a specified event occurs;

(p)    any special tax implications of the Securities, including provisions for Original Issue Discount Securities;

(q)    any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(r)    any guarantor or co-issuer of the Securities of the series;

(s)    any special interest premium or other premium;

(t)    whether the Securities are convertible into or exchangeable for cash, common stock or other equity securities of the Company or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

(u)    the currency in which payments shall be made, if other than U.S. Dollars; and

(v)    the extent to which payments on the Securities will be subordinated to the payment of Senior Indebtedness of the Company.

Section 2.03    Execution and Authentication.

(a)    An Officer shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security will still be valid.

(b)    A Security will not be valid until the Trustee manually signs the certificate of authentication on the Security, with the signature conclusive evidence that the Security has been authenticated under this Indenture.

(c)    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series (including Additional Securities pursuant to Section 2.12) executed by the Company to the Trustee for authentication, together with a Company Order, signed in the name of the Company. The Trustee, in accordance with such written order, shall authenticate and deliver such Securities. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, in addition to the documents required under Section 10.04, and (subject to Section 7.01) shall be fully protected in relying upon an Opinion of Counsel, prepared in accordance with Section 10.04 to the effect that:

(1)    the form or forms and terms of such Securities have been established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or by a supplemental indenture as permitted by Section 2.01 and Section 2.02 in conformity with the provisions of this Indenture; and

(2)    such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company entitled to the benefits of this Indenture, and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.04    Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a)    The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article VIII) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b)    The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders of a series of Securities or the Trustee all money held by the Paying Agent for the payment of principal of and interest on such Securities and will promptly notify the Trustee of any default by the Company in making any such payment. If the Company or any subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent for such Securities and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default with respect to a series of Securities, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it in trust for such Securities to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.05    Replacement Securities. If a mutilated Security is surrendered to the Trustee or if a Holder claims that its Security has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Security is an additional obligation of the Company and entitled to the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered under this Indenture; provided that (i) the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company that such requirements have been met within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar for such Securities does not register a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee, and (ii) the requirements of this Section 2.05 are met. An affidavit of lost certificate and an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Security. In case the mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay the Security instead of issuing a replacement Security.

Section 2.06    Outstanding Securities.

(a)    Securities of a series outstanding at any time are all Securities of such series that have been authenticated by the Trustee under this Indenture except for

(1)    Securities cancelled by the Trustee or delivered to it for cancellation;

(2)    any Security which has been replaced pursuant to Section 2.05 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser; and

(3)    on or after the maturity date or any redemption date, those Securities or portions thereof of such series payable or to be redeemed on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b)    A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security, provided that in determining whether the Holders of the requisite principal amount of the outstanding Securities of a series have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities of such series owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only such Securities which the Trustee knows to be so owned will be so disregarded). Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

(c)    In determining whether the Holders of the requisite principal amount of outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

Section 2.07    Temporary Securities. Until definitive Securities of a series are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Securities of such series (the “Temporary Securities”). Temporary Securities will be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the Temporary Securities, as evidenced by the execution of the Temporary Securities. If Temporary Securities of a series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the Temporary Securities will be exchangeable for definitive Securities upon surrender of the Temporary Securities at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any Temporary Securities the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series. Until so exchanged, the Temporary Securities will be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.08    Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Securities surrendered to it for transfer, exchange or payment. The Trustee will cancel all Securities surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.09    CUSIP and CINS Numbers. The Company in issuing Securities may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee in writing of any change in the CUSIP or CINS numbers.

Section 2.10    Registration, Transfer and Exchange.

(a)    The Securities will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

(b)    (1) If the Company shall establish pursuant to Section 2.02 that the Securities of a particular series are to be issued as Global Securities, each Global Security of such series will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)    Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.10(b)(4) and (2) transfers of portions thereof in the form of Certificated Securities may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.10 and Section 2.11.

(3)    Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the

Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(4)    If (x) the Depositary for a series of Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing with respect to such series of Securities and the Trustee has received a request from the Depositary or the Company, the Trustee will promptly exchange each beneficial interest in a Global Security of such series for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled.

(c)    Each Certificated Security will be registered in the name of the Holder thereof or its nominee.

(d)    A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination of the same series by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.11. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.10 by noting the same in the Register maintained by the Trustee for the purpose; provided that

(x)    no transfer or exchange will be effective until it is registered in such Register and

(y)    the Trustee will not be required (i) to issue, register the transfer of or exchange a Security of any series for a period of 15 days before a selection of Securities of such series to be redeemed, (ii) to register the transfer of or exchange any Security so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Security not being redeemed or purchased, or (iii) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date for a series of Securities, to register the transfer of or exchange any Security of such series on or after the applicable Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate Additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.10.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e)    (1) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2)    Global Security to Certificated Security. If a beneficial interest in a Global Security is transferred or exchanged for a Certificated Security, the Trustee will (x) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Securities in authorized denominations of the applicable series having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)    Certificated Security to Global Security. If a Certificated Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee will (x) cancel such Certificated Security, (y) record an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more new Certificated Securities in authorized denominations of the applicable series having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(4)    Certificated Security to Certificated Security. If a Certificated Security is transferred or exchanged for another Certificated Security, the Trustee will (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations of the applicable series having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations of the applicable series having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(f)    Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)    Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.11    Restrictions on Transfer and Exchange. The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with Section 2.10 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

Section 2.12    Issuance of Additional Securities. All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the applicable Board Resolution and set forth in an Officers’ Certificate, or in any indenture supplemental hereto. The Company shall be entitled to issue Additional Securities of a series under this Indenture that shall have identical terms as the Original Securities of such series, other than with respect to the date of issuance, issue price, amount of interest payable on the first Interest Payment Date applicable to such Additional Securities and, if applicable, the first Interest Payment Date for such Additional Securities; provided that if such Additional Securities are not fungible with the Original Securities of such series for U.S. federal income tax purposes, such Additional Securities will have one or more separate CUSIP numbers. The Original Securities and any Additional Securities of a series shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a Board Resolution and in an Officers’ Certificate, or in one or more indentures supplemental hereto, a copy of each of which shall be delivered to the Trustee, the following information:

(a)    the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(b)    the issue price, the Issue Date, the CUSIP number of such Additional Securities, the first Interest Payment Date and the amount of interest payable on such first Interest Payment Date applicable thereto and the date from which interest shall accrue; and

(c)    whether such Additional Securities shall be transfer restricted Securities or have any registration or exchange rights.

ARTICLE III

REDEMPTION

Section 3.01    Optional Redemption. If Securities of a series are to be redeemable at the Company’s option prior to the Stated Maturity of such Securities, such redemption rights shall be established pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto prior to the issuance of such Securities pursuant to Section 2.02 hereof.

Section 3.02    Repurchase at the Option of the Holder. If Securities of a series are to be redeemable at the option of the Holders thereof prior to the Stated Maturity of such Securities other than as set forth in this Indenture, such repurchase rights shall be established pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto prior to the issuance of such Securities pursuant to Section 2.02 hereof.

ARTICLE IV

COVENANTS

Section 4.01    Payment of Securities. The Company shall pay, or cause to be paid, the principal of, premium, if any, and interest on the Securities of any series on the dates and in the manner provided in the Securities of that series and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 a.m. (New York City time) on that date money designated for and sufficient to pay the installment. If the Company or any subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04(b). As provided in Section 6.07, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Securities.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

Section 4.02    Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities of one or more series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities of those series and this Indenture may be served as long as any Securities remain outstanding. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.03.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the office or agency of the Trustee in the Borough of Manhattan, The City of New York as such office of the Company in accordance with Section 2.04.

Section 4.03    SEC Reports and Reports to Holders. The Company will file with the Trustee copies of the quarterly and annual reports and the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the Commission. Filing of any such annual report, information, documents and such other reports on the Commission’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the Commission will be deemed to satisfy this requirement. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

Section 4.04    Compliance Certificate.

The Company will furnish to the Trustee on or before 120 days after the end of each fiscal year (beginning with the fiscal year ended December 31, 2017) a brief certificate (which need not comply with Section 10.05) from an Officer of the Company stating, as to such Officer signing such certificate, that to the best of such Officer’s knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge).

Section 4.05    Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE V

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01    Consolidation, Merger and Sale of Assets. The Company will not consolidate or combine with, merge with or into, or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of related transactions, unless:

(1)    the Company shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “Surviving Entity”) shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture and the Securities; provided, that if such continuing Person or Person shall not be a corporation, such entity shall organize or have a wholly-owned subsidiary in the form of a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under this Indenture and the Securities;

(2)    immediately after giving effect to such transaction or series of transactions or series of transactions, no Default shall have occurred and be continuing; and

(3)    the Company or the Surviving Entity delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that such transaction or series of transactions and a supplemental indenture in connection therewith, if any, complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with.

The restrictions specified in clauses (2) and (3) above shall not be applicable to:

(A)    the merger or consolidation of the Company if the Board of Directors of the Company determines in good faith that the principal purpose of such transaction is to change the state of organization or convert the form of organization of the Company to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; or

(B)    the merger of the Company with or into one of its single direct or indirect wholly-owned subsidiaries organized under the laws of the State of Delaware pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware; provided that upon the consummation of such merger the successor entity, directly or indirectly, owns all of the assets and subsidiaries that the Company owned prior to such merger.

Section 5.02    Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Securities of each series then outstanding in the case of a lease of all or substantially all of its property and assets.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01    Events of Default. Any of the following events shall constitute an “Event of Default” hereunder with respect to Securities of any series:

(a)    failure to pay the principal (or premium, if any) on such series of Securities when due and payable, whether on the due date thereof or when called for redemption or otherwise;

(b)    failure to pay interest on such series of Securities when due and payable, and such default continues for 30 days;

(c)    failure to perform or the breach of any covenant or agreement in this Indenture or such series of Securities (other than a default specified in clause (a) or (b) of this Section 6.01) that continues for at least 90 consecutive days after the Company is given written notice by the Trustee or the Company and the Trustee are given written notice by the Holders of at least 25% in aggregate principal amount of such outstanding series of Securities;

(d)    the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Company’s consent to the entry of an order for relief in an involuntary case under any such law, or the Company’s consent to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the Company’s property, or make any general assignment for the benefit of creditors;

(e)    an event of default as defined in any mortgage, indenture or instrument securing or evidencing any indebtedness of the Company or any Significant Subsidiary of the Company for borrowed money resulting in such indebtedness with an outstanding principal amount exceeding $75 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable if such acceleration is not rescinded, annulled or waived within 30 days after written notice from the Trustee or Holders of at least 25% of the outstanding principal amount of such series of Securities; provided that this Event of Default will be remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders if any default giving rise to the acceleration of such other indebtedness is remedied, cured or waived; provided further that this clause (e) shall not apply to any Excluded Indebtedness of the Company or any of its subsidiaries; or

(f)    any other Event of Default provided in the Officers’ Certificate, supplemental indenture or Board Resolution under which such series of Securities is issued or in the Securities of such series.

Section 6.02    Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(d)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of the applicable series then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified with respect to such series) of, premium, if any, and accrued interest on the applicable series of Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in Section 6.01(d) occurs, the principal of, premium, if any, and accrued interest on the Securities of each series then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Securities of the applicable series by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the applicable series of Securities that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03    Control by Majority. With respect to the Securities of any series, the Holders of at least a majority in aggregate principal amount of the outstanding Securities of the applicable series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities of the applicable series not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities of that series.

Section 6.04    Limitation on Suits. A Holder of any Security of any series may not institute any proceeding, judicial or otherwise, with respect to this Indenture or that series of Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)    the Holder gives the Trustee written notice of a continuing Event of Default;

(2)    the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(3)    such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of the applicable series do not give the Trustee a direction that is inconsistent with the request;

For purposes of Section 6.03 of this Indenture and this Section 6.04, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities of a particular series have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities of that series or otherwise under the law.

A Holder may not use this Indenture to prejudice the rights of another Holder of Securities of the same series or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.05    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series to receive payment of the principal of, premium, if any, or interest on, such Security or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Securities of such series, shall not be impaired or affected without the consent of the Holder.

Section 6.06    Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest on a Security of any series specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of that Security for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate (or Yield to Maturity, in the case of Original Issue Discount Securities) specified in the Securities of such series, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.07    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders of a series of Securities allowed in any judicial proceedings relative to the Company (or any other obligor of such Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities of such series or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of such series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of such series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities of the applicable series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

Section 6.08    Priorities. If the Trustee collects any money pursuant to this Article VI in respect of any series of Securities, it shall pay out the money in the following order:

First: to the Trustee for all amounts due under Section 7.07;

Second: to Holders of such Securities in respect of which such money was collected for amounts then due and unpaid for principal of, premium, if any, and interest on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

Third: to the Company or any other obligors of such Securities in respect of which such money was collected, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders of such Securities in respect of which such money was collected pursuant to this Section 6.08.

Section 6.09    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.09 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.05, or a suit by Holders of more than 10% in principal amount of the outstanding Securities of any series.

Section 6.10    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of such series of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and such Holders shall continue as though no such proceeding had been instituted.

Section 6.11    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.12    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of any series of Securities, as the case may be.

Section 6.13    Waiver of Past Defaults.

Except as otherwise provided in Sections 6.01, 6.02 and 9.02, the Holders of a majority in principal amount of the outstanding Securities of any series (voting as one class) may, by notice to the Trustee, on behalf of the Holders of all Securities of such series waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE VII

THE TRUSTEE

Section 7.01    General.

(a)    The duties and responsibilities of the Trustee are as provided by the TIA and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article VII.

(b)    Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing with respect to a series of Securities, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)    this subsection shall not be construed to limit the effect of subsection (b) of this Section 7.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of any series, determined as provided in Sections 1.01, 2.06, 6.02 or 6.03, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series;

(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(5)    whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01; and

(6)    the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02    Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

(1)    In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2)    Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(3)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(4)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(5)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(6)    The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities of the applicable series and this Indenture.

(8)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(9)    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(10)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03    Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311. For purposes of TIA Section 311(b)(4) and (6):

(a)    “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)    “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04    Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities of any series, (ii) is not accountable for the Company’s use or application of the proceeds from the Securities of any series and (iii) is not responsible for any statement in such Securities other than its certificate of authentication.

Section 7.05    Notice of Default. If any Default occurs and is continuing with respect to a series of Securities and a Responsible Officer of the Trustee has received written notice thereof pursuant to the terms of Section 7.02(7), the Trustee will send notice of the Default to each Holder of such Securities within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders of such Securities. Notice to such Holders under this Section will be given in the manner and to the extent provided in TIA Section 313(c).

Section 7.06    Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2013, the Trustee will mail to each Holder, as provided in TIA Section 313(c), a brief report dated as of such May 15, if required by TIA Section 313(a), and file such reports with each stock exchange upon which its Securities are listed and with the Commission as required by TIA Section 313(d). The Company will promptly notify the Trustee in writing if and when the Securities of any series are listed on any stock exchange and of any delisting thereof.

Section 7.07    Compensation and Indemnity.

(a)    The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)    The Company will indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

(c)    To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Securities of each series on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of and interest on particular Securities.

(d)    To the extent the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(d), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

This section shall survive the resignation or removal of the Trustee or the termination of this Indenture.

Section 7.08    Replacement of Trustee.

(a)    (1) The Trustee may resign at any time upon 30 days written notice with respect to one or more or all series of Securities by written notice to the Company.

(2)    The Holders of a majority in principal amount of the outstanding Securities of a series may remove the Trustee by 30 days written notice to the Trustee.

(3)    If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in TIA Section 310(b), any Holder that satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series of Securities.

(4)    The Company may remove the Trustee with respect to any or all series of Securities if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

(5)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)    If the Trustee has been removed by the Holders of a series of Securities, Holders of a majority in principal amount of the Securities of such series may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of the applicable series may petition any court of competent jurisdiction at the expense of the Company in the case of the Trustee, for the appointment of a successor Trustee with respect to such series.

(c)    Upon delivery by the successor Trustee with respect to a series of Securities of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee of such series to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture and the Securities of the applicable series. Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders of the applicable series, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)    Notwithstanding replacement of the Trustee with respect to a series of Securities pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)    The Trustee agrees to give the notices provided for in, and otherwise comply with, TIA Section 310(b).

Section 7.09    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10    Eligibility. This Indenture must always have a Trustee that satisfies the requirements of TIA Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11    Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII.

ARTICLE VIII

DEFEASANCE AND DISCHARGE

Section 8.01    Discharge of Company’s Obligations.

(a)    Subject to paragraph (b) of this Section 8.01, the Company’s obligations under the Securities of a series and this Indenture will terminate if:

(1)    either:

(A)    all Securities of such series that have been authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced, Securities that are paid pursuant to Section 4.01 and Securities for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable under such Indenture with respect to such Securities; or

(B)    all Securities of such series mature within one year or are to be called for redemption within one year and the Company has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, money, U.S. Government Obligations or a combination thereof sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on such Securities to the date of maturity or redemption and all other sums due and payable under the indenture with respect to such Securities;

(2)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of all sums then due and payable hereunder for such series of Securities when due or on the redemption date, as applicable; and

(3)    the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been satisfied.

(b)    After satisfying the conditions in clause (a)(1)(A) above, only Section 7.07 hereof will survive with respect to such series of Securities. After satisfying the conditions in clauses (a)(1)(B), (a)(2) and (a)(3) above, only the provisions in Article II relating to certain obligations to register the transfer or exchange of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold monies for payment in trust, and Sections 4.01, 4.02, 7.07, 7.08 and 8.06 will survive with respect to such series of Securities. In either case, the Company’s rights under Section 3.01 and any other rights of optional redemption, and Section 8.05 shall survive. Other than as set forth in this clause (b), all other obligations of the Company shall be discharged.

(c)    After satisfying the conditions described in clause (a) above, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the applicable series of Securities and this Indenture other than the surviving rights and obligations described in clause (b) above.

Section 8.02    Legal Defeasance. On the 91st day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the applicable series of Securities under this Indenture, other than its rights and obligations in Article II relating to certain obligations to register the transfer or exchange of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold monies for payment in trust, Section 3.01 and any other rights of optional redemption, and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, will terminate and be discharged, provided the following conditions have been satisfied:

(1)    the Company has deposited with the Trustee, in trust, money, the equivalent in U.S. Government Obligations or a combination thereof that through the payment of interest and principal in respect of the outstanding Securities of such series in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on such outstanding Securities when due of such payments in accordance with the terms of this Indenture and the Securities of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements reasonably satisfactory to the Trustee;

(2)    the Company has delivered to the Trustee:

(A)    either (x) an Opinion of Counsel to the effect that the beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a charge in applicable U.S. federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and

(B)    an Opinion of Counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)    no default with respect to the outstanding Securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit; and

(4)    immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing with respect to such series of Securities on the date of such deposit or during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

Prior to the end of the 91-day period, none of the Company’s obligations under this Indenture with respect to such series of Securities will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations with respect to such series of Securities under this Indenture except for the surviving rights and obligations specified above.

Section 8.03    Covenant Defeasance. The Company shall be released from its respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation set forth in Sections 4.03 and 4.04 and Article V, and Section 6.01(c) shall no longer constitute an Event of Default with respect to a series of Securities, provided the following conditions have been satisfied:

(i)    the Company has complied with clauses (1), (2)(B) and (3) of Section 8.02 with respect to such series; and

(ii)    the Company has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit and defeasance had not occurred.

Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.

Section 8.04    Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Sections 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Securities of the applicable series in accordance with such Securities and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05    Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee or any Paying Agent will promptly pay to the Company upon written request any excess money held by the Trustee or any Paying Agent at any time and thereupon be relieved from all liability with respect to such money. The Trustee or any Paying Agent will pay to the Company upon written request any money held for payment with respect to the Securities of a series that remains unclaimed for two years. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such money will cease.

Section 8.06    Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to such series of Securities will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any such Securities because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01    Amendments Without Consent of Holders.

(a)    The Company and the Trustee may amend or supplement this Indenture or the Securities of any series, without notice to or the consent of any Holder, to :

(1)    cure any ambiguity, defect or inconsistency in this Indenture or any Securities of any series;

(2)    provide for the assumption of the Company’s obligations in the case of a merger or consolidation and the discharge by the Company upon such assumption;

(3)    comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(4)    evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

(5)    provide for uncertificated Securities of a series in addition to or in place of Certificated Securities of such series;

(6)    provide for the issuance of Additional Securities of a series in accordance with this Indenture;

(7)    provide for or add or remove guarantors with respect to the Securities of any series;

(8)    secure any series of Securities;

(9)    make any change that would provide any additional rights or benefits to the Holders of any series of Securities;

(10)  establish the form or forms of any series of Securities;

(11)  conform any provision contained in this Indenture or in any supplement hereto to the description of the Securities contained in the Company’s final prospectus supplement (under the heading “Description of the Notes,” “Description of Debt Securities” or otherwise) relating to such series of Securities; or

(12)  make any change that does not materially and adversely affect the rights of any Holder.

Section 9.02    Amendments with Consent of Holders.

(a)    Except as otherwise provided in Section 6.05, Section 9.01 or clause (b) below, the Company and the Trustee may amend this Indenture and the Securities of any series with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of each series affected by the amendment or modification (voting as one class), and the compliance by the Company with any provision of the Indenture with respect to any series of Securities may be waived by written notice to the Trustee by the Holders of a majority of the aggregate principal amount of the outstanding Securities of each series affected by the waiver (voting as one class).

(b)    Notwithstanding the provisions of clause (a) above, without the consent of the Holder of each outstanding Security affected thereby, an amendment or waiver may not:

(1)    reduce the principal amount, or extend the fixed maturity, of the Securities, alter or waive the optional redemption date or optional redemption prices of any series of Securities;

(2)    change the currency in which principal, any premium or interest is paid;

(3)    reduce the percentage in principal amount outstanding of Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

(4)    impair the right to institute suit for the enforcement of any payment on the Securities;

(5)    waive a payment default with respect to the Securities;

(6)    reduce the interest rate or extend the time for payment of interest on the Securities; or

(7)    adversely affect the ranking of the Securities of any series.

(c)    It is not necessary for Securityholders of a series to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)    An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities of the applicable series. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders of the applicable series upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03    Effect of Consent.

(a)    After an amendment, supplement or waiver becomes effective, it will bind every Holder of the applicable series of Securities unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder.

(b)    If an amendment, supplement or waiver changes the terms of the Securities of a series, the Trustee may require the Holder of any Security of such series to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on such Security and return it to the Holder, or exchange it for a new Security of the applicable series that reflects the changed terms. The Trustee may also place an appropriate notation on any Security of such series thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Securities in this fashion.

Section 9.04    Trustee’s Rights’ and Obligations. The Trustee is entitled to receive, and will be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel (each conforming to Section 10.04) stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05    Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA.

ARTICLE X

MISCELLANEOUS

Section 10.01    Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

Section 10.02    Securityholder Communications; Securityholder Actions.

(a)    The rights of Holders to communicate with other Holders of a series with respect to this Indenture or the Securities are as provided by the TIA, and the Company and the Trustee shall comply with the requirements of TIA Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

(b)

(1)    Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)    The Trustee may make reasonable rules for action by or at a meeting of Holders of a series, which will be binding on all such Holders.

(c)    Any act by the Holder of a Security of any series binds that Holder and every subsequent Holder of a Security that evidences the same debt as the Security of the acting Holder, even if no notation thereof appears on the Security. Subject to paragraph (d) below, a Holder may revoke an act as to its Securities, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)    The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by TIA Section 316(c)) for the purpose of determining the Holders of a series entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default with respect to a series of Securities, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of such Event of Default. If a record date is fixed, those Persons that were Holders of such Securities at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the applicable record date.

Section 10.03    Notices.

(a)    Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by electronic communication (including e-mail), when such transmission is sent. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

E*TRADE Financial Corporation
11 Times Square, 32nd Floor
New York, New York 10036

if to the Trustee:

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties. Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when sent to the Holder at its address as it appears on the applicable Register or, as to any Global Security registered in the name of the Depositary, as agreed by the Company, the Trustee and the Depositary. Copies of any notice or communication to a Holder, if given by the Company, will be sent to the Trustee at the same time. Defect in sending a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders of the applicable series of Securities.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

(b)    Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 10.04    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(1)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 10.05    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)    a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)    a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 10.06    Payment Date Other Than a Business Day. Except as provided pursuant to Section 2.01 and Section 2.02 pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, each in accordance with Section 2.02, if any payment with respect to a payment of any principal of, premium, if any, interest or the redemption price pursuant to any right of optional redemption on any Security (including any payment to be made on any date fixed for redemption or purchase of any Security) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 10.07    Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 10.08    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 10.09    Successors. All agreements of the Company in this Indenture and the Securities of each applicable series will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 10.10    Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.11    Separability. In case any provision in this Indenture or in the Securities of any series is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture or such series of Securities will not in any way be affected or impaired thereby.

Section 10.12    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 10.13    No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 10.14    Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.15    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.16    Submission of Jurisdiction. The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 10.17    Tax Matters. The Company hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether any payments to be made by it pursuant to the Indenture are withholdable payments as defined in section 1473(1) of the US Internal Revenue Code of

1986 (the Code) or otherwise defined in Sections 1471 through 1474 of the Code (and any regulations or agreements thereunder or official interpretation thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

ARTICLE XI

SUBORDINATION OF SECURITIES

Section 11.01    Agreement of Subordination. The Company covenants and agrees, and each holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article XI; and each Securityholder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

The provisions of this Article XI define the subordination of the Securities, as obligations of the Company, with respect to Senior Indebtedness of the Company, as defined for the Company.

No provision of this Article XI shall prevent the occurrence of any default or Event of Default hereunder.

Section 11.02    Payments to Securityholders. In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness of the Company, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or premium, if any, or interest on the Securities, except payments made pursuant to Article VIII hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such default.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Securities (except payments made pursuant to Article VIII hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Securities or the Trustee would be entitled, except for the provisions of this Article XI, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of the Company held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of the Company may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness of the Company in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company, before any payment or distribution is made to the holders of the Securities or to the Trustee.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Securities before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of the Company may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay all Senior Indebtedness of the Company in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

For purposes of this Article XI, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XI with respect to the Securities to the payment of all Senior Indebtedness of the Company which may at the time be outstanding; provided that (i) the Senior Indebtedness of the Company is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness of the Company (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article V hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V hereof. Nothing in this Section 11.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.03    Subrogation of Securities. Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness of the Company until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article XI to or for the benefit of the holders of Senior Indebtedness of the Company by holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness of the Company. It is understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness of the Company, on the other hand.

Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of its Senior Indebtedness, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Section 7.01, and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

Section 11.04    Authorization by Securityholders. Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 11.05    Notice to Trustee. The Company shall give promptly written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XI. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 11.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent any payment by the Company or the Trustee to the Securityholders of monies in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article III or Sections 8.01, 8.02 or 8.03 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date.

The Trustee conclusively shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness of the Company or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.06    Trustee’s Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XI in respect of any Senior Indebtedness of the Company at any time held by it, to the same extent as any other holder of Senior Indebtedness of the Company and nothing elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and the Trustee shall not be liable to any holder of Senior Indebtedness of the Company if it shall pay over or deliver to holders of Securities, the Company or any other Person money or assets to which any holder of Senior Indebtedness of the Company shall be entitled by virtue of this Article XI or otherwise.

Section 11.07    No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 11.08    Rights of Trustee. Nothing in this Article XI shall apply to claims of or payments to, the Trustee pursuant to Section 7.07.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

E*TRADE FINANCIAL CORPORATION, as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

Exhibit A-1